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                                                                EXHIBIT 11
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         FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AND
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                         FIRST UNION MANAGEMENT, INC.
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               STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS
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                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
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
                                                                       Years Ended December 31,
                                                        ---------------------------------------------------
                                                         1995       1994       1993         1992      1991
                                                        ------     ------     ------       ------    ------
Shares Outstanding:
For computation of primary net
   income per share -
   Weighted average                                     18,059     18,105     18,086       18,086    18,098
   Share equivalents - Options                            --         --           10         --        --
                     - Restricted shares                    57         15       --           --        --
                                                        ------     ------     ------       ------    ------
      Adjusted shares outstanding                       18,116     18,120     18,096       18,086    18,098
                                                        ======     ======     ======       ======    ======

 For computation of fully diluted
  net income per share -
  Weighted average, without regard to,
     exercise under share option plans,
     or purchase of outstanding shares                  18,100     18,109     18,086       18,086    18,133
  Assumption of exercise under share
     option plans                                         --         --           10         --        --
  Weighted average of shares
      issued under long-term
      incentive plan                                         8       --         --           --        --
  Weighted average of restricted
     shares granted                                         57         15       --           --        --
  Weighted average
     of outstanding
     shares purchased and retired                          (49)        (4)        --         --         (35)
                                                        ------     ------     ------       ------    ------
       Adjusted shares outstanding                      18,116     18,120     18,096       18,086    18,098
                                                        ======     ======     ======       ======    ======
Net Income:
  Net income applicable to shares
    of beneficial interest (used
    for computing primary and
    fully diluted net income per
    share)                                            $ 13,891   $  6,485   $ 13,984   $   18,432  $ 18,236
                                                        ======     ======     ======       ======    ======
Net income per share of beneficial
 interest:
  Primary and fully diluted


 Income before extraordinary
  loss from early extinguishment
  of debt and cumulative effect
  of accounting change                                $   1.06   $    .36   $    .84   $     1.02  $   1.01


 Extraordinary loss from early
  extinguishment of debt                                   .05        ---        .07           --        --

 Cumulative effect of change in
  accounting for internal leasing
  costs                                                    .24         --         --           --        --
                                                        ------     ------     ------       ------    ------
 Net income                                           $    .77   $    .36   $    .77   $     1.02  $   1.01
                                                        ======     ======     ======       ======    ======
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